                                                                   EXHIBIT 99.12


                  SUPPLEMENTAL AGREEMENT TO UNIT AGREEMENT


         SUPPLEMENTAL AGREEMENT dated as of November 28, 1997 (the "Supplemental Agreement"), by and among Travel- ers Group Inc., a Delaware corporation ("Travelers"), Salomon Smith Barney Holdings Inc., a Delaware corpora- tion formerly known as Salomon Inc ("SSBH"), and The Chase Manhattan Bank (formerly known as Chemical Bank), a New York banking corporation, as Agent (the "Agent") to the Unit Agreement between SSBH and the Agent, dated as of July 3, 1996 (the "Agreement"). Unless otherwise indicated herein, all capitalized terms used in this Supplemental Agreement shall have the same meanings as are provided in the Agreement.

         WHEREAS, pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of September 24, 1997, among Travelers, Salomon Inc ("Salomon") and Diamonds Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Travelers ("Sub"), (i) Sub was merged with and into Salomon (the "Merger"), with Salomon continuing as the surviving corporation and changing its name to Salomon Smith Barney Holdings Inc. and
(ii) each share of preferred stock of Salomon was converted into the right to receive one share of a corresponding series of preferred stock of Travelers;

         WHEREAS, following the Merger, Smith Barney Holdings Inc. was merged with and into SSBH (the "Second Merger" and, collectively with the Merger, the "Mergers"), with SSBH continuing as the surviving corporation;

         WHEREAS, SSBH does not have publicly traded equity securities outstanding;

         WHEREAS, Travelers, SSBH's sole stockholder, does have publicly traded equity securities outstanding; and

         WHEREAS, as a result of the Merger, the parties hereto desire to amend the Agreement as contemplated by Section 901 thereof.

         NOW THEREFORE, in consideration of the above premises, the parties hereto hereby agree as follows:

         1. In accordance with Section 901 of the Agreement, SSBH, as the surviving corporation in each of the Mergers, hereby elects that the preferred stock to be purchased by the Holders under the Purchase Contracts shall be 9.50% Cumulative Preferred Stock, Series L, of Travelers (the "Series L Preferred Stock").

         2. SSBH and Travelers each agree that Travelers shall sell, and the Holder of each Certificate Outstanding at the time of the Merger shall have the right and obligation to purchase, on the Purchase Date, either directly or indirectly through the purchase of depositary shares, the same number of shares of Series L Preferred Stock, which shares have substantially the same preferences, rights and powers as the Series F Preferred Stock evidenced by the Depositary Shares, as the number of shares of Series F Preferred Stock such Holder would have purchased if a Purchase Date with respect to such Purchase Contracts had occurred immediately prior to the Mergers.

         3. Except as provided for under paragraph 2 above and in the last sentence of this paragraph 3, all references in the Agreement to the "Company" shall, as a result of the Mergers, be deemed to be references to SSBH, and all references in the Agreement to "Series F Preferred Stock" shall be deemed to be references to Series L Preferred Stock. References in the Agreement to the "Company" as issuer of the Series F Preferred Stock shall be deemed to be references to Travelers as issuer of the Series L Preferred Stock (including, without limitation, the second paragraph of Section 901 and Sections 1003 and 1004).

         4. Section 303 of the Agreement is hereby amended to provide that, as a result of the Mergers, the Certificates shall be executed by each of the Company and Travelers.

         5. In accordance with Section 105(2) of the Agreement, the parties agree and acknowledge that any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by the Agreement to be made upon, given or furnished to, or filed with the Company by the Agent or any Holder shall be addressed to the Company at 388 Greenwich Street, New York, New York 10013, Attention:

Secretary, or at any other address furnished in writing by the Company to the Agent and the Holders.

         6. Exhibits A, B and C to the Agreement shall be replaced in their entirety by Exhibits A, B and C attached hereto, and all references in the Agreement to Exhibit A, Exhibit B or Exhibit C shall be deemed to be references to Exhibit A, Exhibit B or Exhibit C, respectively, in the form attached hereto.

         7. The validity, interpretation, construction and performance of this Supplemental Agreement shall be governed by, and be construed in accordance with, the laws of the State of New York, without regard to its conflicts of law principles.

         8. This Supplemental Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

         9. The Agent shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Agreement or for or in respect of the recitals contained herein, all of which are made solely by Travelers and SSBH.

         IN WITNESS WHEREOF, the undersigned have executed this Supplemental Agreement as of the date first written above.



                                     TRAVELERS GROUP INC.


                                     By: /s/
                                        --------------------------
                                        Name:
                                        Title:



                                     SALOMON SMITH BARNEY HOLDINGS INC.


                                     By:/s/
                                        --------------------------
                                        Name:
                                        Title:



                                     THE CHASE MANHATTAN BANK,
                                     as Agent


                                     By:/s/
                                        --------------------------

                                                                  EXHIBIT A

              [IF THE UNIT IS TO BE A GLOBAL UNIT, INSERT - This Security Certificate is a Global Unit Certificate within the meaning of the Unit Agreement hereinafter referred to and is registered in the name of the Clearing Agency or a nominee thereof. This Security Certificate may not be exchanged in whole or in part for a Security Certificate registered, and no transfer of this Security Certificate in whole or in part may be registered, in the name of any person other than such Clearing Agency or a nominee thereof, except in the limited circumstances described in the Unit Agreement.

              Unless this Security Certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the Company or its agent for registration of transfer, exchange or payment, and any Security Certificate issued is registered in the name of Cede & Co., or such other name as requested by an authorized representative of The Depository Trust Company, and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

No.__________                      [IF THE UNIT IS TO BE A GLOBAL UNIT
                                   INSERT - Cusip No. [784252207]]

                      Form of Face of Unit Certificate

               9 1/2% Trust Preferred Stock (TRUPS(sm)) Units

                               ________ Units

              This Unit Certificate certifies that is the registered Holder of the number of Units set forth above. Each Unit represents ownership by the Holder of one 9 1/4% Preferred Security (the "Preferred Security") of SI Financing Trust I, a Delaware statutory business trust, having a stated liquidation amount of $25, subject to the Pledge of such Preferred Security by such Holder pursuant to the Pledge Agreement, and the rights and obligations of the Holder under one Purchase Contract with Salomon Smith Barney Holdings Inc., a Delaware corporation (formerly known as Salomon Inc, the "Company"), and Travelers Group Inc., a Delaware corporation and the sole stockholder of the Company ("Travelers") .

              Pursuant to the Pledge Agreement, the Preferred Security constituting part of each Unit evidenced hereby has been pledged to the Collateral Agent to secure the obligations of the Holder under the Purchase Contract constituting part of such Unit.

              The Pledge Agreement provides that all payments of the Stated Amount of, or cash distributions on, any Pledged Preferred Securities (as defined in the Pledge Agreement) constituting part of the Units received by the Collateral Agent shall be paid by the Collateral Agent by wire transfer in same day funds (i) in the case of (A) cash distributions with respect to Pledged Preferred Securities and (B) any payments of the Stated Amount with respect to any Preferred Securities that have been released from the Pledge pursuant to the Pledge Agreement, to the Agent to the account designated by the Agent for such purpose, no later than 2:00 p.m., New York City time, on the Business Day such payment is received by the Collateral Agent (provided that in the event such payment is received by the Collateral Agent on a day that is not a Business Day or on or after 12:30 p.m., New York City time, on a Business Day, then such payment shall be made no later than 10:30 a.m., New York City time, on the next succeeding Business Day) and (ii) in the case of payments of the Stated Amount of any Pledged Preferred Securities, to the Company on the relevant Payment Date (as defined below) in accordance with the terms of the Pledge Agreement, in full satisfaction of the respective obligations of the Holders of the Units of which such Preferred Securities are a part under the Purchase Contracts forming a part of such Units. Distributions on any Preferred Security forming part of a Unit evidenced hereby paid on March 31, June 30, September 30 or December 31, commencing September 30, 1996 (each, a "Payment Date"), shall, subject to receipt thereof by the Agent from the Collateral Agent, be paid to the Person in whose name this Unit Certificate (or a Predecessor Unit Certificate) is registered at the close of business on the Record Date for such Payment Date.

              Each Purchase Contract evidenced hereby obligates the Holder of this Unit Certificate to purchase, and Travelers to sell, on June 30, 2021 (the "Stated Purchase Date"), or, at the election of the Company, subject to the terms of the Unit Agreement, on any earlier Payment Date on or after September 30, 1996 (such Payment Date, an "Early Purchase Date" and together with the Stated Purchase Date, a "Purchase Date"), one Depositary Share (a "Depositary Share") representing a one- twentieth interest in a share of 9.50% Cumulative Preferred Stock, Series L, Liquidation Preference $500 per share (the "Series L Preferred Stock"), of Travelers at a price equal to $25 per Depositary Share, unless a Termination Event shall have occurred, all as provided in the Unit Agreement and more fully described on the reverse hereof. A Holder may cause the Preferred Security pledged to secure the obligations under the Purchase Contract of the Holder of the Unit of which such Purchase Contract is a part to be repaid and the proceeds therefrom to be used to pay the purchase price of the Depositary Share under such Purchase Contract.

              The Company shall pay, on each Payment Date, in respect of each Purchase Contract forming part of a Unit evidenced hereby a fee (the "Contract Fee") equal to 1/4% per annum of the Stated Amount, from September 30, 1996, computed on the basis of a 360-day year of twelve 30-day months. The fee payable for any period shorter than a full quarterly period for which the Contract Fee is computed will be computed on the basis of the actual number of days elapsed per 30-day month. Such Contract Fee shall be payable to the Person in whose name this Unit Certificate (or a Predecessor Unit Certificate) is registered at the close of business on the Record Date for such Payment Date.

              Distributions on the Preferred Securities and Contract Fees will be payable at the office of the Agent in The City of New York or, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address appears on the Unit Register.

              Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

              Unless the certificate of authentication has been executed by the Agent by manual signature, this Unit Certificate shall not be entitled to any benefit under the Pledge Agreement or the Unit Agreement or be valid or obligatory for any purpose.

              IN WITNESS WHEREOF, the Company and Travelers have caused this instrument to be duly executed.

Dated:

                                     SALOMON SMITH BARNEY
                                     HOLDINGS INC.


                                     By:
                                              -----------------------------
                                              Name:
                                              Title:

Attest:
         ------------------
         Name:


                                     TRAVELERS GROUP INC.


                                     By:
                                              -----------------------------
                                              Name:
                                              Title:

Attest:
         ------------------
         Name:


                                     HOLDER SPECIFIED ABOVE (as to
                                     obligations of such Holder under the
                                     Purchase Contracts evidenced hereby)

                                     By:  THE CHASE MANHATTAN BANK, as
                                     Attorney-in-Fact of such Holder


                                     By:
                                              -----------------------------
                                              Name:
                                              Title:

                     ---------------------------------

                   AGENT'S CERTIFICATE OF AUTHENTICATION

              This is one of the Units referred to in the within mentioned Unit Agreement.

                                       THE CHASE MANHATTAN BANK,
                                       as Agent

                                       By:
                                          ------------------------------
                                          Authorized Officer

                    Form of Reverse of Unit Certificate

              Each Purchase Contract evidenced hereby is governed by a Unit Agreement, dated as of July 3, 1996 between the Company and The Chase Manhattan Bank (formerly known as Chemical Bank), as Unit Agent (including its successors thereunder, herein called the "Agent") , as supplemented by the Supplemental Agreement, dated as of November __, 1997, among the Company, Travelers and the Agent (as so supplemented and as hereafter supplemented and/or amended from time to time, the "Unit Agreement"), to which Unit Agreement and supplemental agreements thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Agent, the Company and the Holders of Units and of the terms upon which the Unit Certificates are, and are to be, executed and delivered.

              Each Purchase Contract evidenced hereby obligates the Holder of this Unit Certificate to purchase, and Travelers to sell, on the Purchase Date at a purchase price of $25, one Depositary Share, unless, on or prior to the Purchase Date, a Termination Event shall have occurred. The Purchase Contract evidenced hereby shall not entitle the Holder to purchase a Depositary Share prior to the Purchase Date or from and after the date a Termination Event has occurred.

              In accordance with the terms of the Unit Agreement, the Holder of this Unit Certificate shall pay the purchase price for the Depositary Share purchased pursuant to each Purchase Contract evidenced hereby by effecting either a Cash Settlement or a Collateral Settlement of each such Purchase Contract. A Holder of a Unit who fails to make an effective Cash Settlement or fails to deliver an instruction for a Collateral Settlement in respect of a Purchase Contract will be deemed to have elected a Collateral Settlement of such Purchase Contract, and such Purchase Contract automatically will be settled accordingly.

              Each Purchase Contract evidenced hereby and the obligations and rights of the Company and the Holder thereunder shall terminate if a Termination Event shall have occurred. Upon the occurrence of a Termination Event, the Company shall give written notice to the Agent, Travelers and to the Holders, at their addresses as they appear in the Unit Register. Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the Pledged Preferred Security (as defined in the Pledge Agreement) forming a part of each Unit, or the Redemption Price or Liquidation Distribution received in respect of such Pledged Preferred Security, from the Pledge. A Unit shall thereafter represent the right to receive the Preferred Security forming a part of such Unit, or the Redemption Price or Liquidation Distribution received in respect of such Preferred Security, and any accrued Contract Fees on the Purchase Contract forming a part of such Unit in accordance with the terms of the Unit Agreement and the Pledge Agreement. Contract Fees shall cease to accrue in respect of any period from and after the date of a Termination Event.

              Under the terms of the Pledge Agreement, the Agent will be entitled to exercise the voting and any other consensual rights pertaining to the Pledged Preferred Securities. Upon receipt of notice of any meeting at which holders of Preferred Securities are entitled to vote or solicitation of consents, waivers or proxies of holders of Preferred Securities, the Agent shall, as soon as practicable thereafter, mail to the Unitholders a notice (a) containing such information as is contained in the notice or solicitation, (b) stating that each Unitholder on the record date set by the Agent therefor (which, to the extent possible, shall be the same date as the record date for determining the holders of Preferred Securities entitled to vote) shall be entitled to instruct the Agent as to the exercise of the voting rights pertaining to the Preferred Securities evidenced by their Units and (c) stating the manner in which such instructions may be given. Upon the written request of the Unitholders on such record date, the Agent shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum number of Preferred Securities as to which any particular voting instructions are received. In the absence of specific instructions from the Holder of a Unit, the Agent shall abstain from voting the Preferred Security evidenced by such Unit. The Trust shall covenant in the Declaration to take all action which may be deemed necessary by the Agent in order to enable the Agent to vote such Preferred Securities or to cause such Preferred Securities to be voted.

              In the event Subordinated Debt Securities are received by the Collateral Agent in respect of Pledged Preferred Securities upon the occurrence of a Tax Event, Investment Company Event, Optional Distribution or liquidation of the Trust, the Subordinated Debt Securities shall be held by the Collateral Agent to secure the obligations of each Holder of Units to purchase Depositary Shares under the Purchase Contracts evidenced by such Units. Thereafter, the Holders and the Collateral Agent shall have such rights and obligations with respect to the Subordinated Debt Securities that the Holders and the Collateral Agent had in respect of the Pledged Preferred Securities, and any reference in the Unit Agreement or Pledge Agreement to the Preferred Securities shall be deemed to be a reference to the Subordinated Debt Securities.

              The Unit Certificates are issuable only in registered form and only in denominations of a single Unit and any integral multiple thereof. The transfer of any Unit Certificate will be registered and Unit Certificates may be exchanged as provided in the Unit Agreement. The Unit Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents permitted by the Unit Agreement. No service charge shall be required for any such registration of transfer or exchange, but the Company and the Agent may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Except as provided in the Unit Agreement, for so long as the Purchase Contract underlying a Unit remains in effect, such Unit shall not be separable into its constituent parts, and the rights and obligations of the Holder of such Unit in respect of the Preferred Security and Purchase Contract constituting such Unit may be transferred and exchanged only as a Unit. A Purchase Contract separated from the related Preferred Security and secured by Eligible Collateral in accordance with the terms of the Unit Agreement and the Pledge Agreement will be non-transferable without the prior written consent of the Company and will bear a restrictive legend to such effect.

              A Holder of Separated Purchase Contracts may reestablish Units by delivering Preferred Securities to the Collateral Agent in exchange for the release of Eligible Collateral having a corresponding aggregate principal amount in accordance with the terms of the Unit Agreement and the Pledge Agreement.

              Upon registration of transfer of this Unit Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee, except as may be required by the Agent pursuant to the Unit Agreement), under the terms of the Unit Agreement and the Purchase Contracts evidenced hereby and the transferor shall be released from the obligations under the Purchase Contracts evidenced by this Unit Certificate. Each of Travelers and the Company covenants and agrees, and the Holder, by his acceptance hereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

              The Holder of this Unit Certificate, by his acceptance hereof, authorizes the Agent to enter into and perform the related Purchase Contracts forming part of the Units evidenced hereby on his behalf as his attorney-in-fact, agrees to be bound by the terms and provisions thereof, covenants and agrees to perform his obligations under such Purchase Contracts, consents to the provisions of the Unit Agreement, authorizes the Agent to enter into and perform the Pledge Agreement on his behalf as his attorney-in-fact, and consents to the Pledge of the Preferred Securities underlying this Unit Certificate pursuant to the Pledge Agreement.

              Subject to certain exceptions, the provisions of the Unit Agreement may be amended with the consent of the Holders of not less than 66 2/3% of the Outstanding Units and Separated Purchase Contracts.

              All terms used herein which are defined in the Unit Agreement have the meanings set forth therein.

              The Unit Agreement, the Units and the Purchase Contracts shall for all purposes be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of laws principles thereof.

              Travelers and the Company, the Agent and any agent of Travelers, the Company or the Agent may treat the Person in whose name this Unit Certificate is registered as the owner of the Units evidenced hereby for the purpose of receiving payments of distributions on the preferred Securities, receiving payments of Contract Fees, performance of the Purchase Contracts and for all other purposes whatsoever, whether or not any payments in respect thereof be overdue and not withstanding any notice to the contrary, and neither Travelers, the Company, the Agent nor any such agent shall be affected by notice to the contrary.

              The Purchase Contracts shall not, prior to the settlement thereof, entitle the Holder to any of the rights of a holder of Depositary Shares, Series L Preferred Stock or any other shares of capital stock of Travelers or of the Company.

              A copy of the Unit Agreement is available for inspection at the offices of the Agent.

                               ABBREVIATIONS

              The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  - as tenants in common   UNIF GIFT MIN ACT -      Custodian
                                                     ------         ------
TEN ENT  - as tenants by the                         (Cust)         (Minor)
            entireties                              Under Uniform Gifts to
JT TEN   - as joint tenants with                    Minors Act
            right of survivorship
            and not as tenants                      -----------------------
            in common                                      (State)

  Additional abbreviations may also be used though not in the above list.


                    -----------------------------------


       FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s)
                           and transfer(s) unto

Please insert Social Security or Taxpayer I.D. or other
Identifying Number of Assignee

-----------------------------
|                           |
|                           |
---------------------------------------------------------------------------


---------------------------------------------------------------------------
Please Print or Type Name and Address Including Postal Zip Code of Assignee


--------------------------------------------------------------------------
the within Unit Certificates and all rights thereunder, hereby irrevocably constituting and appointing

---------------------------------------------------------------- attorney to transfer said Unit Certificates on the books of Salomon Smith Barney Holdings Inc. with full power of substitution in the premises.



Dated:                                  ----------------------------------
      ----------------------            Signature


                                        ----------------------------------
                                        NOTICE: The signature to this
                                                assignment must
                                                correspond with the name
                                                as it appears upon the
                                                face of the within Unit
                                                Certificates in every
                                                particular, without
                                                alteration or enlargement
                                                or any change whatsoever.

                                                                  EXHIBIT B

No.___________
                     Form of Face of Separated Purchase Contract Certificate

                        _________ Purchase Contracts

         THE SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION OF THE PURCHASE CONTRACTS EVIDENCED BY THIS CERTIFICATE, OR ANY INTEREST IN SUCH PURCHASE CONTRACTS, IS RESTRICTED BY THE TERMS OF THE UNIT AGREEMENT DATED JULY 3, 1996, AS AMENDED ON NOVEMBER __, 1997, A COPY OF WHICH IS ON FILE AT THE CORPORATE TRUST OFFICE OF THE CHASE MANHATTAN BANK, AS UNIT AGENT. NO SUCH SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION SHALL BE EFFECTIVE WITHOUT THE PRIOR WRITTEN CONSENT OF SALOMON INC.

         This Separated Purchase Contract Certificate certifies that is the registered Holder of the number of Purchase Contracts set forth above. Each Purchase Contract evidenced hereby obligates the Holder of this Separated Purchase Contract Certificate to purchase, and Travelers Group Inc. ("Travelers"), a Delaware corporation and the sole stockholder of Salomon Smith Barney Holdings Inc. (formerly known as Salomon Inc, the "Company"), to sell, on June 30, 2021 (the "Stated Purchase Date"), or, at the election of the Company, subject to the terms of the Unit Agreement, on any earlier Payment Date (as defined below) on or after September 30, 1996 (such Payment Date, an "Early Purchase Date" and together with the Stated Purchase Date, a "Purchase Date"), one Depositary Share (a "Depositary Share") representing a one-twentieth interest in a share of 9.50% Cumulative Preferred Stock, Series L, Liquidation Preference $500 per share (the "Series L Preferred Stock"), of Travelers at a price equal to $25 per Depositary Share, unless a Termination Event shall have occurred, all as provided in the Unit Agreement and more fully described on the reverse hereof. The purchase price for the Depositary Share purchased pursuant to each Purchase Contract evidenced hereby will be paid by application of the proceeds from the Eligible Collateral pledged to secure the obligations under such Purchase Contract in accordance with the terms of the Pledge Agreement.

         The Company shall pay on each March 31, June 30, September 30 or December 31, commencing September 30, 1996 (each, a "Payment Date"), in respect of each Purchase Contract evidenced hereby a fee (the "Contract Fee") equal to 1/4% per annum of the Stated Amount, from September 30, 1996, computed on the basis of a 360-day year of twelve 30-day months. The fee payable for any period shorter than a full quarterly period for which the Contract Fee is computed will be computed on the basis of the actual number of days elapsed per 30-day month. Such Contract Fee shall be payable to the Person in whose name this Separated Purchase Contract Certificate (or a Predecessor Separated Purchase Contract Certificate) is registered at the close of business on the Record Date for such Payment Date.

         Contract Fees will be payable at the office of the Agent in The City of New York or, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address appears on the Separated Purchase Contract Register.

         Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Agent by manual signature, this Separated Purchase Contract Certificate shall not be entitled to any benefit under the Pledge Agreement or the Unit Agreement or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company and Travelers have caused this instrument to be duly executed.

Dated:

                                      SALOMON SMITH BARNEY
                                      HOLDINGS INC.


                                      By:
                                               --------------------------
                                               Name:
                                               Title:


Attest:
         Name:


                                      TRAVELERS GROUP INC.


                                      By:
                                               --------------------------
                                               Name:
                                               Title:


Attest:
         Name:


                                      HOLDER SPECIFIED ABOVE (as to
                                      obligations of such Holder under the
                                      Purchase Contracts evidenced hereby)

                                      By:  THE CHASE MANHATTAN BANK, as
                                      Attorney-in-Fact of such Holder


                                      By:
                                               --------------------------
                                               Name:
                                               Title:

                     ---------------------------------


                   AGENT'S CERTIFICATE OF AUTHENTICATION

              This is one of the Separated Purchase Contracts referred to in the within mentioned Unit Agreement.

                                      THE CHASE MANHATTAN BANK,
                                      as Agent

                                      By:
                                              -----------------------------
                                              Authorized Officer

         Form of Reverse of Separated Purchase Contract Certificate

              Each Purchase Contract evidenced hereby is governed by a Unit Agreement, dated as of July 3, 1996 between the Company and The Chase Manhattan Bank (formerly known as Chemical Bank), as Unit Agent (including its successors thereunder, herein called the "Agent"), and as supplemented by the Supplemental Agreement, dated as of November __, 1997, among the Company, Travelers and the Agent (as so supplemented and/or amended from time to time, the "Unit Agreement"), to which Unit Agreement and supplemental agreements thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Agent, the Company and the Holders of Separated Purchase Contracts and of the terms upon which the Separated Purchase Contract Certificates are, and are to be, executed and delivered.

              Each Purchase Contract evidenced hereby obligates the Holder of this Separated Purchase Contract Certificate to purchase, and Travelers to sell, on the Purchase Date at a purchase price of $25, one Depositary Share, unless, on or prior to the Purchase Date, a Termination Event shall have occurred. The Purchase Contract evidenced hereby shall not entitle the Holder to purchase a Depositary Share prior to the Purchase Date or from and after the date a Termination Event has occurred.

              The purchase price for the Depositary Share purchased pursuant to each Purchase Contract evidenced hereby will be paid by application of payments received by the Company on the Purchase Date from the Collateral Agent pursuant to the Pledge Agreement dated as of July 3, 1996 (as supplemented from time to time, the "Pledge Agreement") by and among the Company, The Bank of New York, as Collateral Agent, and the Agent, on its own behalf and as attorney-in-fact for the Holders from time to time in respect of the proceeds of the related Eligible Collateral held by the Collateral Agent to secure each such Purchase Contract without the Collateral Agent receiving any instruction from the Holder of this Separated Purchase Contract Certificate.

              Each Purchase Contract and the obligations and rights of the Company and the Holder thereunder shall terminate if a Termination Event shall have occurred. Upon the occurrence of a Termination Event, the Company shall give written notice to the Agent and to the Holders, at their addresses as they appear in the Unit Register. Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the related Eligible Collateral to the Holder from the Pledge in accordance with the terms of the Pledge Agreement. A Separated Purchase Contract shall thereafter represent the right to receive any accrued Contract Fees on the Purchase Contract represented by such Separated Purchase Contract in accordance with the terms of the Unit Agreement. Contract Fees shall cease to accrue in respect of any period from and after the date of a Termination Event.

              The Separated Purchase Contract Certificates are issuable only in registered form and only in denominations of a single Unit and any integral multiple thereof. The transfer of any Separated Purchase Contract Certificate will be registered and Separated Purchase Contract Certificates may be exchanged as provided in the Unit Agreement. The Separated Purchase Contract Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents permitted by the Unit Agreement. No service charge shall be required for any such registration of transfer or exchange, but the Company and the Agent may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

              A Holder of Separated Purchase Contracts may reestablish Units by delivering Preferred Securities to the Collateral Agent in exchange for the release of Eligible Collateral having a corresponding aggregate principal amount in accordance with the terms of the Unit Agreement and the Pledge Agreement.

              Upon registration of the transfer of this Separated Purchase Contract Certificate to which the Company has given its prior written consent, the transferee shall be bound (without the necessity of any other action on the part of such transferee, except as may be required by the Agent pursuant to the Unit Agreement) under the terms of the Unit Agreement and the Purchase Contracts evidenced hereby and the transferor shall be released from the obligations under the Purchase Contracts evidenced by this Separated Purchase Contract Certificate. Each of Travelers and the Company covenants and agrees, and the Holder, by his acceptance hereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

              The Holder of this Separated Purchase Contract Certificate, by his acceptance hereof, authorizes the Agent to enter into and perform the Purchase Contracts evidenced hereby on his behalf as his attorney-in-fact, agrees to be bound by the terms and provisions thereof, covenants and agrees to perform his obligations under such Purchase Contracts, consents to the provisions of the Unit Agreement, authorizes the Agent to enter into and perform the Pledge Agreement on his behalf as his attorney-in-fact, and consents to the Pledge of the Eligible Collateral securing the Purchase Contracts evidenced by this Separated Purchase Contract Certificate pursuant to the Pledge Agreement.

              Subject to certain exceptions, the provisions of the Unit Agreement may be amended with the consent of the Holders of not less than 66 2/3% of the Outstanding Units and Separated Purchase Contracts.

              All terms used herein which are defined in the Unit Agreement have the meanings set forth therein.

              The Unit Agreement, the Separated Purchase Contracts and the Purchase Contracts shall for all purposes be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of laws principles thereof.

              Travelers, the Company, the Agent and any agent of Travelers, the Company or the Agent may treat the Person in whose name this Separated Purchase Contract Certificate is registered as the owner of the Separated Purchase Contracts evidenced hereby for the purpose of receiving payments of Contract Fees, performance of the Purchase Contracts and for all other purposes whatsoever, whether or not any payments in respect thereof be overdue and not withstanding any notice to the contrary, and neither Travelers, the Company, the Agent nor any such agent shall be affected by notice to the contrary.

              The Purchase Contracts shall not, prior to the settlement thereof, entitle the Holder to any of the rights of a holder of Depositary Shares, Series L Preferred Stock or any other shares of capital stock of Travelers or of the Company.

              A copy of the Unit Agreement is available for inspection at the offices of the Agent.

                               ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common     UNIF GIFT MIN ACT -     Custodian
                                                      -----         ------
TEN ENT - as tenants by the                           (Cust)        (Minor)
           entireties                                 Under Uniform Gifts
JT TEN  - as joint tenants with                       to Minors Act
           right of survivorship
           and not as tenants in                      ---------------------
           common                                           (State)

  Additional abbreviations may also be used though not in the above list.


                 ----------------------------------------


FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert Social Security or Taxpayer I.D. or other
Identifying Number of Assignee

-------------------------------------
|                                   |
|                                   |
---------------------------------------------------------------------------


---------------------------------------------------------------------------
Please Print or Type Name and Address Including Postal Zip Code of Assignee


---------------------------------------------------------------------------
the within Separated Purchase Contract Certificates and all rights thereunder, hereby irrevocably constituting and appointing

------------------------------------------------------------------ attorney to transfer said Separated Purchase Contract Certificates on the books of Salomon Smith Barney Holdings Inc. with full power of substitution in the premises.

Dated:                                  -------------------------------
      ----------------------            Signature


                                        -------------------------------
                                        NOTICE:   The signature to this
                                        assignment must correspond with
                                        the name as it appears upon the
                                        face of the within Separated
                                        Purchase Contract Certificates
                                        in every particular, without
                                        alteration or enlargement or any
                                        change whatsoever.

                                                                  EXHIBIT C

                      INSTRUCTION TO COLLATERAL AGENT


The Bank of New York
101 Barclay Street
Floor 21 West
New York, New York 10286
Attention:  Corporate Trust Trustee Administration

               Re: 9 1/2% Trust Preferred Stock(sm) (TRUPS(sm)) Units (the "Units") consisting of 9 1/4% Preferred Securities (the "Preferred Securities") of SI Financing Trust I (the "Trust") and Purchase Contracts (the "Purchase Contracts") of Travelers Group Inc. ("Travelers") and Salomon Smith Barney Holdings Inc. (formerly known as Salomon Inc, the "Company")

              The Chase Manhattan Bank (the "Agent") hereby notifies you (the "Collateral Agent"), with reference to the Unit Agreement dated as of July 3, 1996, as supplemented on November __, 1997 (as so supplemented and as further supplemented and/or amended from time to time, the "Unit Agreement"; any capitalized term used herein and not defined shall have its respective meaning as set forth in the Unit Agreement), among the Company, Travelers and the Agent, as agent for the Unitholders and Holders of Separated Purchase Contracts from time to time, pursuant to which the Units were issued, that [Unitholder] (the "Unitholder") has elected to effect a Collateral Settlement of Purchase Contracts. The Agent hereby instructs the Collateral Agent to present the Preferred Securities related to such Purchase Contracts to the Trust for repayment prior to 10:00 a.m., New York City time, on the Business Day immediately preceding the Purchase Date at the Repayment Price and to apply the product of the Stated Amount and the number of such Purchase Contracts to the settlement of the Unitholder's Purchase Contracts.

              IN WITNESS WHEREOF, the Agent, has executed and delivered this Instruction as of the ___ day of _______, ____.


                                      THE CHASE MANHATTAN BANK
                                      as Agent



                                      By:
                                         ---------------------------
                                      Name:
                                      Title:


                                    C-1